EXHIBIT 99.1

The Men’s Wearhouse, Inc.

News Release

FOR IMMEDIATE RELEASE

MEN’S WEARHOUSE ANNOUNCES CASH ELECTION
RELATING TO ITS CONVERTIBLE DEBENTURES

HOUSTON, January 28, 2005 — The Men’s Wearhouse, Inc. (NYSE: MW) announced today that it has irrevocably elected, pursuant to the indenture governing its 3.125% Convertible Senior Notes due 2023, to settle the principal amount at issuance of such notes in 100% cash when they become convertible and are surrendered by the holders thereof.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 706 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.

For additional information, please visit the company’s website at www.menswearhouse.com.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200 Ken Dennard, DRG&E (713) 529-6600

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